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                                                                    Exhibit 10.8

                        EXECUTIVE COMPENSATION AGREEMENT

          This Agreement is made as of the 1st day of October, 2002, between THE HAVANA GROUP, INC., a Delaware Corporation with its principal offices at 4450 Belden Village Street, N.W., Suite 406, Canton, Ohio 44718 (the "Company") and Frederick C. Berndt, 13595 Congress Lake Road, Hartville, Ohio 44632 (the "Executive").


                                    AGREEMENT

          In consideration of the mutual agreements set forth herein, the parties, intending to be legally bound, agree as follows:

          1. Employment.

                   a) Position. The Company hereby agrees to employ Executive, and Executive hereby accepts employment by the Company as Vice President

                   b) Performance. Except as set forth below, Executive agrees to devote his full time, energies and attention to the performance of his duties and functions hereunder, to exercise his best efforts, judgment, skills, and talents exclusively in the business and affairs of the Company and, in the performance thereof, to comply with the policies of and be subject to the direction of the Board of Directors of the Company.

                   c) Responsibilities. Executive shall be responsible for the duties assigned to him by the Board of Directors or by the Chief Executive Officer of the Company with authority to assign duties and shall be subject and report to the Board of Directors and/or any such other executive officer. Executive is engaged to act as the Company's Vice President and shall perform all of the usual duties inherent in such position(s) as well as such other duties as may from time to time be delegated to him by the Board of Directors.



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2. Compensation.

                   a) Base Salary. The Company agrees to pay Executive and Executive agrees to accept as compensation for all of his services, a base salary payable in accordance with the Company's standard payroll policy at the annual rate of $65,000; the base salary may be paid to the Executive in cash or in the common Stock of the Company, at the election of the Company. In the event that the Company elects to compensate the Executive in the common stock of the Company, the Company will undertake to register such common stock under SEC Form S-8 for this purpose. The Board of Directors or the Compensation Committee of the Board of Directors shall review the Executive's performance on an annual basis and shall determine, in its discretion, whether to increase the base salary.

                   b) Bonuses. Executive shall be eligible to receive, in addition to his base salary, an annual cash bonus under the Company's bonus program for key management personnel administered by the Board of Directors or the Compensation Committee of the Board of Directors under which a cash bonus will be payable based upon the Company's performance and Executive's personal performance, with a range of bonus from 0 to 50% of Executive's prior year's base salary.

          3. Expenses. The Company shall pay or reimburse Executive during his employment hereunder for all reasonable travel and other expenses incurred by Executive in the performance of his duties and obligations hereunder upon submission of appropriate supporting documentation.

          4. Benefit Plans. Executive shall be entitled to participate in all of the Company sponsored employee benefit plans.



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          5. Vacation. Executive shall be entitled to at least two weeks of vacation during each twelve-month period of his employment hereunder.

          6. Indemnification. The Company shall to the full extent permitted by law and not inconsistent with the provisions of the Certificate of Incorporation and By-laws of the Company indemnify Executive if Executive shall become, or shall be threatened with becoming, a party to any action, suit, or proceeding by reason of his acting as an officer, agent, or employee of the Company, and such indemnification shall not be deemed exclusive of any other rights to which Executive may be entitled as a matter of law or in accordance with any agreement, document, instrument, or under any policy of insurance carried by the Company and such indemnification shall survive termination of this Agreement.

          7. Confidential Information.

                   a) Executive acknowledges that the information, observations and data regarding the Company and its subsidiaries obtained by him during the course of his employment, either before or after the effective date of the Agreement, are the property of the Company. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own account or for the benefit of any third party (other than the Company and its subsidiaries) any of such information, observations or data without the prior express written approval of the Board of Directors of the Company. Notwithstanding the foregoing, Executive may disclose information, observations or data to the extent that (i) the same become generally known to and available for use by the public other than as a result of acts or omissions to act by Executive in violation of this paragraph 7 or (ii) such disclosure is required by law or legal process. Executive agrees to deliver to the Company, at the termination of his employment, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Company and its subsidiaries, which he may then possess or have under his control, provided, however, that Executive may retain copies of his director files, initial public offering files and Company presentation files.

                   b) Except as may be otherwise provided in Paragraph 1, Executive shall not during the term of this Agreement work for or otherwise assist a business or organization, or invest in the securities (other than a portfolio investment, including without limitation investment in mutual funds, not exceeding 2% of outstanding securities of a firm listed on a national stock exchange or traded in the Nasdaq Stock Market) of any other business or organization, if such business or organization now is or shall then be competing with the Company; provided, however, that Executive may serve on the board of directors or the board of trustees of other businesses or organizations with the approval of the Board of Directors of the Company.



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                   c) For a period of one year subsequent to the later to occur of (I) the termination of Executive's employment with the Company, or (ii) the termination of any consulting arrangement between the Company and Executive, Executive shall not compete directly or indirectly be associated with, or act as an independent contractor or consultant to, or be a director, officer, employee, owner, or partner of, any other business or organization that competes with the business of the Company as then conducted. Nothing contained herein will be deemed to require the Company to enter into a consulting agreement with the Executive upon termination of Executive's employment with the Company.

          8. Term and Termination.

                   a) Term. The term of this Agreement shall commence October 12, 2002 and shall terminate on December 31, 2004 unless earlier terminated as provided in Section 8(b) below.

                   b) Termination.

                            (i) This Agreement and Executive's employment
hereunder may be terminated by the Company at any time with Cause (as hereinafter defined) on 30 days' prior written notice.

                           (ii) This Agreement and Executive's employment
hereunder may be terminated by Executive on 30 days' prior written notice upon the occurrence of any one of the following events: (A) The failure of the Company to elect or reelect or to appoint or reappoint Executive to the office of Chief Executive Officer; (B) A material change by the Company in Executive's functions, duties, or responsibilities which change would cause Executive's position with the Company to become of less dignity, responsibility or scope from the position and responsibilities described in
Section 1 hereof; (C) The liquidation or dissolution, or consolidation, merger or other business combination (including assumption of control by a shareholder or consortium of shareholders) of the Company, or transfer of all or substantially all of its assets, unless any such consolidation, merger or other business combination does not adversely affect Executive's position or the dignity or responsibilities of Executive, in Executive's judgment; and (0) Any material breach of this Agreement by the Company.

                   c) Effect of Termination. Upon termination of this Agreement neither party shall have any further obligation to the other party, except as provided in Section 8(d) below and under the provisions of any outstanding stock options held by Executive at the time of termination, and except that the provisions of Sections 6 and 7(a) if applicable, shall survive termination of the Agreement.



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                   d) Payments to Executive on Termination.

                            (i) In the event that this Agreement is terminated
by the Company without Cause or Executive terminates this Agreement pursuant to Section 8(b)(ii), the Company shall pay in a lump sum on the date of termination severance compensation to Executive in an amount equal to the sum of Executive's salary and bonus paid in the prior fiscal year.

                            (ii) In the event this Agreement expires and
Executive is not rehired in the same position under the terms and conditions of a new executive employment agreement acceptable to Executive and the Company, the Company shall pay in a lump sum on the date of termination severance compensation to Executive in an amount equal to the sum of Executive's salary and bonus paid in the prior fiscal year.

                            (iii) In the event Executive dies or becomes
disabled (as hereinafter defined) during the term hereof, the Company shall pay severance compensation to Executive, or his estate, as the case may be, severance compensation in the amount of the Executive's salary and bonus paid in the year prior to the year in which Executive dies or becomes disabled. Such severance compensation shall be paid in a lump sum as soon as practicable following the date of death or disability.

                            (iv) In addition to the severance payment provided
in subparagraphs (i), (ii) or (iii) above, Executive's participation in the Company-sponsored employee health benefit plan shall be continued at Company expense for a maximum period of eighteen months so long as Executive is alive and is not elsewhere earlier employed on a full-time basis.

                   e) Definitions. For the purposes of this Agreement:

                            (i) Cause shall mean acts of moral turpitude, and
the willful repeated or habitual neglect of Executive's obligations under this Agreement, the misuse of corporate funds, the gross failure to manage the business of the Company in accordance with normal business practices, or the material breach of this Agreement.



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                            (ii) Disabled shall mean the physical or mental
inability of Executive to perform his duties hereunder for a period of three consecutive months as determined by an independent physician chosen by the Company and approved by Executive.

                            (iii) Fair Market Value of the Company's stock on
the applicable date shall mean the mean of the highest and lowest quoted selling prices of such stock on the composite tape of the NASD Bulletin Board (or such other market or exchange on which the Company's common stock is then traded) on the applicable date, or if the Company's common stock was not traded on such exchange on such date, on the next preceding date on which the common stock was traded.

                   f) Replacement. Notwithstanding the above, the Board of Directors, with the consent of Executive, may hire a replacement to serve as Vice President of the Company. Executive shall assist in the orderly transition of duties and responsibilities for such period as is mutually agreed upon by the Company and Executive. During such transition period, Executive shall be entitled to all benefits and compensation provided for herein. At the conclusion of the transition period, Executive's employment with the Company shall cease. Executive shall receive the severance compensation set forth in Section 8(d)(ii) upon termination of his employment and shall be entitled to receive the health plan benefits set forth in Section 8(d)(iv) thereafter.

          9. Change of Control: Executive's Stock Options.

In the event of the execution of an agreement of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not to be the surviving corporation or the execution of an agreement of sale or transfer of all or substantially all of the assets of the Company, then all of Executive's options to purchase common stock of the Company outstanding at the time of the event and which were granted six months or more prior to the event shall immediately become exercisable in full and upon the written election of Executive given to the Company within 180 days of the event, and the Company shall repurchase for cash all or any part of the options as specified in the written election, at a price per share equal to the difference between the Fair Market Value of the Company's stock on the execution date and the option exercise price per share.


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          10. Miscellaneous.

                   a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

                   b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Executive, and the successors and assigns of the Company, except that Executive may not assign this Agreement or any of Executive's duties or services hereunder.

                   c) No Waivers. The failure of either party to insist upon the strict performance of any of the terms, conditions, and provisions of this A9reement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions, and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

                   d) Modification. This Agreement may not be changed, amended, or modified except by a writing signed by both parties.

                   e) Notices. Any notice, request, demand, waiver, consent, approval, or other communication which is required to be or may be given under this Agreement shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth herein or to such other address as either party may designate from time to time by notice to the other party sent in like manner.

                   f) Governing Law. This Agreement constitutes the entire agreement between the parties and shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed solely within such state.

                   g) Headings. The section headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the construction or interpretation of this Agreement.


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          IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as of the day and year first above written.


THE HAVANAGROUP, INC.                     EXECUTIVE


By:                                       By:
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Name: William L. Miller
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Title:
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